UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2021, Stratus Block 21, L.L.C., a Delaware limited liability company (Stratus Block 21), a wholly owned, indirect subsidiary of Stratus Properties Inc. (Stratus) entered into an Agreement of Sale and Purchase (the Purchase Agreement) with Ryman Hospitality Properties, Inc., a Delaware corporation (Purchaser), pursuant to which Stratus Block 21 agreed to sell to Purchaser the real and personal property associated with Block 21, subject to limited exclusions and subject to the terms and conditions specified in the Purchase Agreement.

Contemporaneously with the execution of the Purchase Agreement, Stratus Block 21 Investments, L.P., a Texas limited partnership (Block 21 Investments), another wholly owned, indirect subsidiary of Stratus, entered into a Membership Interest Purchase Agreement with Purchaser (the Membership Interest Purchase Agreement, and together with the Purchase Agreement, the Agreements), pursuant to which Block 21 Investments will transfer all of the membership interests in its wholly owned subsidiary Block 21 Service Company LLC (Block 21 Service) to Purchaser. Block 21 Service owns and operates the music, entertainment and private event businesses currently known as Austin City Limits Live at the Moody Theater (ACL Live) and 3TEN ACL Live, and is party to lease agreements with Stratus Block 21, as landlord, and Block 21 Service, as tenant.

Block 21 is Stratus’ wholly owned mixed-use real estate development and entertainment business in downtown Austin, Texas that contains the 251-room W Austin Hotel and is home to ACL Live, a 2,750-seat live music and entertainment venue and production studio that serves as the location for the filming of Austin City Limits, the longest running music series in American television history. Block 21 also includes Class A office space, retail space and the 3TEN ACL Live entertainment venue and business, which has a capacity of approximately 350 people.

The purchase price under the Agreements is, in the aggregate, $260 million, subject to downward adjustments up to $5 million (the Total Purchase Price) and will be payable by the assumption of the Goldman Loan (defined below), for which Purchaser will receive a credit against the Total Purchase Price in an amount equal to the unpaid balance of the Goldman Loan as of the closing plus accrued but unpaid interest, with the remainder to be paid in cash or other readily available funds. As of September 30, 2021, the principal balance of the Goldman Loan was approximately $138 million.

On or about January 5, 2016, Stratus Block 21 entered into an approximately 10-year loan (the Goldman Loan), secured by the Block 21 property, in the original principal amount of $150 million, with Goldman Sachs Mortgage Company (Goldman) as lender, which is supported by a Guaranty dated January 5, 2016 (the Guaranty) executed by Stratus. The closing of the transactions contemplated by the Agreements is subject to, among other things, Purchaser obtaining approval of its assumption of the Goldman Loan and providing for the release of Stratus Block 21 as borrower under the Goldman Loan and the release of Stratus as guarantor under the Guaranty.

The transaction is targeted to close near the end of fourth-quarter 2021, subject to the timely satisfaction or waiver of a number of specified closing conditions, including the consent of the loan servicer for the Goldman Loan to Purchaser’s assumption of the Goldman Loan, the consent of the hotel operator, an affiliate of Marriott, to Purchaser’s assumption of the hotel operating agreement, the absence of a material adverse effect with respect to the results of operations or condition of Block 21 and other customary closing conditions. The Agreements will terminate if all conditions to closing are not satisfied or waived by the parties. Purchaser will deposit $5 million in earnest money to secure its performance under the agreements governing the sales. The closing of the Agreements will occur contemporaneously and the closing under each of the Agreements is a condition to the closing under the other agreement. In order to secure Stratus Block 21’s and Block 21 Investments’ responsibilities for the accuracy of certain representations and warranties in the agreements governing the sales, $6.875 million of the Total Purchase Price will be held in escrow for 12 months after the closing, subject to a longer retention period with respect to any required reserve for pending claims.

The foregoing description of the Agreements and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the Agreements, copies of which will be filed as exhibits to Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021, or in an earlier filing. The Agreements contain representations and warranties of the parties, which have been made for the benefit of the other party and should not be relied upon by any other person. Such representations and warranties (i) have been qualified by schedules and exhibits, (ii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iii) are made as of specified dates, and (iv) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties should not be relied upon as characterizations of the actual state of facts.

Item 8.01. Other Events.

On October 26, 2021, Stratus issued a press release, titled “Stratus Properties Inc. Announces Agreement to Sell Block 21 for $260 Million to Ryman Hospitality Properties, Inc.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, including Stratus’ statements regarding whether and when the sale of Block 21 will be completed. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the sale of Block 21 or result in the termination of the agreements to sell Block 21, Stratus’ ability to continue to effectively develop and execute its strategies, including its ability to develop, finance, construct and sell properties on its anticipated schedule and at prices its Board considers acceptable, changes in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market and business conditions, the results of Stratus’ Board’s evaluation of a potential conversion of Stratus to a REIT, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated October 26, 2021, titled “Stratus Properties Inc. Announces Agreement to Sell Block 21 for $260 Million to Ryman Hospitality Properties, Inc.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: October 26, 2021